Exhibit 16.1

March 16, 2004




Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Transbotics Corporation's statements included under Item 4 of its Form 8-K/A for March 4, 2004, filed March 16, 2004 and we agree with such statements concerning our Firm.


/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP